Exhibit 32.2
Health Grades, Inc.
Certification by the Chief Financial Officer
Pursuant to Rule 15d-14(b) Under the Securities Exchange Act of 1934
I, Allen Dodge, Executive Vice President and Chief Financial Officer of Health Grades, Inc., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:
(1) The Company’s annual report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)), as amended; and
(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this report.
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/s/ ALLEN DODGE Allen Dodge
Executive Vice President and CFO
Date: March 16, 2010